                                                                      EXHIBIT 99

                              STATEMENT 128 DATA

                       RESTATED SELECTED FINANCIAL DATA

                                                       FISCAL YEAR(1)
                              ----------------------------------------------------------------
                                  1997         1996         1995         1994         1993
                              ------------ ------------ ------------ ------------ ------------
Earnings per common share(2)
  Basic.....................  $       4.38 $       3.34 $       2.37 $       2.01 $       2.29
                              ============ ============ ============ ============ ============
  Diluted...................  $       4.16 $       3.16 $       2.26 $       1.93 $       2.20
                              ============ ============ ============ ============ ============
Average common shares out-
 standing(2)(3).............   574,818,233  573,356,930  590,144,217  594,212,948  574,399,217
                              ============ ============ ============ ============ ============

--------
(1) Fiscal 1993 through fiscal 1996 represents the combination of Morgan Stanley's financial statements for the fiscal years ended November 30 with Dean Witter Discover's financial statements for the years ended December 31.
(2) Per share and share data have been restated to reflect the Company's two-for-one stock split.
(3) Amounts shown are used to calculate basic earnings per common share.

                RESTATED CONSOLIDATED STATEMENTS OF INCOME DATA

                                                     FISCAL YEAR(1)
                                         --------------------------------------
                                             1997         1996         1995
                                         ------------ ------------ ------------
Earnings per common share(2)
  Basic................................. $       4.38 $       3.34 $       2.37
                                         ============ ============ ============
  Diluted............................... $       4.16 $       3.16 $       2.26
                                         ============ ============ ============
Average common shares outstanding(2)
  Basic.................................  574,818,233  573,356,930  590,144,217
                                         ============ ============ ============
  Diluted...............................  606,306,475  606,790,754  620,727,859
                                         ============ ============ ============

--------
(1) Fiscal 1996 and fiscal 1995 represent the combination of Morgan Stanley's financial statements for the fiscal years ended November 30 with Dean Witter Discover's financial statements for the years ended December 31.
(2) Per share and share data have been restated to reflect the Company's two-for-one stock split.

                  RESTATED QUARTERLY RESULTS DATA (UNAUDITED)

                                          1997                                                1996
                   --------------------------------------------------- ---------------------------------------------------
                      FIRST        SECOND       THIRD        FOURTH       FIRST        SECOND       THIRD        FOURTH
                   ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Earnings per common share(1)
  Basic(2)........ $       0.96 $       0.88 $       1.15 $       1.37 $       0.86 $       0.90 $       0.77 $       0.79
                   ============ ============ ============ ============ ============ ============ ============ ============
  Diluted(2)...... $       0.91 $       0.84 $       1.09 $       1.30 $       0.81 $       0.86 $       0.73 $       0.75
                   ============ ============ ============ ============ ============ ============ ============ ============
Average common shares outstanding(1)
  Basic...........  573,410,658  577,985,371  578,082,806  580,985,871  585,742,817  578,521,459  572,410,977  564,994,461
                   ============ ============ ============ ============ ============ ============ ============ ============
  Diluted.........  605,691,066  610,430,898  610,019,122  612,092,405  618,976,609  612,559,140  604,169,070  599,349,235
                   ============ ============ ============ ============ ============ ============ ============ ============

--------
(1) Per share and share data have been restated to reflect the Company's two-for-one stock split.
(2) Summation of the quarters' earnings per common share may not equal the annual amounts due to the averaging effect of the number of shares and share equivalents throughout the year.

              COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                    (IN MILLIONS, EXCEPT FOR PER SHARE DATA)

                                                            FISCAL YEAR
                                                        ----------------------
                                                         1997    1996    1995
                                                        ------  ------  ------
BASIC EPS:
  Net income........................................... $2,586  $1,980  $1,465
  Less: preferred stock dividend requirements..........    (66)    (66)    (65)
                                                        ------  ------  ------
  Net income available to common shareholders.......... $2,520  $1,914  $1,400
                                                        ======  ======  ======
  Weighted-average common shares outstanding...........    575     573     590
                                                        ======  ======  ======
  Basic EPS............................................ $ 4.38  $ 3.34  $ 2.37
                                                        ======  ======  ======
DILUTED EPS:
  Net income........................................... $2,586  $1,980  $1,465
  Less: preferred stock dividend requirements after
   assumed conversion of ESOP preferred stock..........    (61)    (62)    (62)
                                                        ------  ------  ------
  Net income available to common shareholders.......... $2,525  $1,918  $1,403
                                                        ======  ======  ======
  Weighted-average common shares outstanding...........    575     573     590
  Effect of dilutive securities:
    Stock options......................................     19      21      18
    ESOP convertible preferred stock...................     12      13      13
                                                        ------  ------  ------
  Weighted-average common shares outstanding and common
   stock equivalents...................................    606     607     621
                                                        ======  ======  ======
  Diluted EPS.......................................... $ 4.16  $ 3.16  $ 2.26
                                                        ======  ======  ======